Exhibit 10.26(c)

Execution Version

TWIN RIVER WORLDWIDE HOLDINGS, INC.
AMENDMENT TO NONQUALIFIED STOCK OPTION AGREEMENT(S)

THIS AMENDMENT (this “Amendment”) is effective as of August 19, 2015 between Twin River Worldwide Holdings, Inc. (f/k/a BLB Worldwide Holdings, Inc., the “Company”) and Glenn Carlin (the “Participant”):

RECITALS

WHEREAS, the Company and the Participant have previously entered into one or more Nonqualified Stock Option Agreements (each, as applicable and as it may have been previously amended, an “Option Agreement”). Capitalized terms not otherwise defined herein will have the same meaning as in the applicable Option Agreement.

NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:

1.          Section 3(c) of each Option Agreement is hereby amended and restated in its entirety as follows:

“(c)       Purchase by the Company.

(i)          Annual Purchases.

(A)         Subject to Section 3(c)(i)(E) hereof, to the extent the Participant then remains a director of the Company or an employee of the Company or any Affiliate (and subject to any limitations contained in the Regulatory Agreement or the Company's financing agreements), during April of 2016 (the “First 2016 Put Period”) or November of 2016 (the “Second 2016 Put Period”), at the request of the Participant, the Company will (x) purchase up to 1/3 of the Shares subject to this Option (to the extent such Shares were previously issued to the Participant in respect of this Option) for Fair Market Value as determined by the Committee and the Participant in good faith or (y) in lieu of the Participant's rights under Section 3(b) hereof, cancel up to 1/3 of the Option (to the extent the applicable portion of the Option is then exercisable in accordance with Section 3(a)) for Fair Market Value (less the applicable Option Price) as determined by the Committee and the Participant in good faith; provided in any event that such Shares or portion of the Option subject to purchase or cancellation pursuant to this Section 3(c)(i)(A) were not previously purchased or cancelled pursuant to this Section 3(c).

(B)         Subject to Section 3(c)(i)(E) hereof, to the extent the Participant then remains a director of the Company or an employee of the Company or any Affiliate (and subject to any limitations contained in the Regulatory Agreement or the Company's financing agreements), during April of 2017 (the “First 2017 Put Period”) or November of 2017 (the “Second 2017 Put Period”), at the request of the Participant, the Company will (x) purchase up to 1/3 of the Shares subject to this Option (to the extent such Shares were previously issued to the Participant in respect of this Option) for Fair Market Value as determined by the Committee and the Participant in good faith or (y) in lieu of the Participant's rights under Section 3(b) hereof, cancel up to 1/3 of the Option (to the extent the applicable portion of the Option is then exercisable in accordance with Section 3(a)) for Fair Market Value (less the applicable Option Price) as determined by the Committee and the Participant in good faith; provided in any event that such Shares or portion of the Option subject to purchase or cancellation pursuant to this Section 3(c)(i)(B) were not previously purchased or cancelled pursuant to this Section 3(c). The number of Shares or the portion of the Option subject to purchase or cancellation pursuant to this Section 3(c)(i)(B) will be increased by the number of Shares or the portion of the Option that was available for purchase or cancellation pursuant to Section 3(c)(i)(A) hereof; provided that such Shares or portion of the Option were not previously purchased or cancelled pursuant to this Section 3(c).

(C)         Subject to Section 3(c)(i)(E) hereof, to the extent the Participant then remains a director of the Company or an employee of the Company or any Affiliate (and subject to any limitations contained in the Regulatory Agreement or the Company's financing agreements), during April of 2018 (the “First 2018 Put Period”) or November of 2018 (the “Second 2018 Put Period”), at the request of the Participant, the Company will (x) purchase up to 1/3 of the Shares subject to this Option (to the extent such Shares were previously issued to the Participant in respect of this Option) for Fair Market Value as determined by the Committee and the Participant in good faith or (y) in lieu of the Participant's rights under Section 3(b) hereof, cancel up to 1/3 of the Option (to the extent the applicable portion of the Option is then exercisable in accordance with Section 3(a)) for Fair Market Value (less the applicable Option Price) as determined by the Committee and the Participant in good faith; provided in any event that such Shares or portion of the Option subject to purchase or cancellation pursuant to this Section 3(c)(i)(C) were not previously purchased or cancelled pursuant to this Section 3(c). The number of Shares or the portion of the Option subject to purchase or cancellation pursuant to this Section 3(c)(i)(C) will be increased by the number of Shares or the portion of the Option that was available for purchase or cancellation pursuant to Section 3(c)(i)(B) hereof (including, without limitation, the number of Shares or the portion of the Option that was available for purchase or cancellation pursuant to Section 3(c)(i)(A) hereof); provided that such Shares or portion of the Option were not previously purchased or cancelled pursuant to this Section 3(c).

(D)         Subject to Section 3(c)(i)(E) hereof, to the extent the Participant then remains a director of the Company or an employee of the Company or any Affiliate (and subject to any limitations contained in the Regulatory Agreement or the Company's financing agreements), during April of any year after 2018 (a “First Subsequent Put Period”) or November of any year after 2018 (a “Second Subsequent Put Period”), at the request of the Participant, the Company will (x) purchase Shares subject to this Option (to the extent such Shares were previously issued to the Participant in respect of this Option) for Fair Market Value as determined by the Committee and the Participant in good faith or (y) except with respect to the Participant's Nonqualified Stock Option Agreement with the Company dated November 5, 2010, as amended (the “2010 Director Award”), in lieu of the Participant's rights under Section 3(b) hereof, cancel the Vested Portion of the Option for Fair Market Value (less the applicable Option Price) as determined by the Committee and the Participant in good faith; provided in any event that such Shares or portion of the Option subject to purchase or cancellation pursuant to this Section 3(c)(i)(D) during the applicable Subsequent Put Period were not previously purchased or cancelled pursuant to this Section 3(c).

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(E)         In the event that the aggregate number of Shares (whether then outstanding or subject to outstanding options) requested to be purchased or cancelled by all Plan participants during the First 2016 Put Period, the Second 2016 Put. Period, the First 2017 Put Period, the Second 2017 Put Period, the First 2018 Put Period, the Second 2018 Put Period any First Subsequent Put Period or any Second Subsequent Put Period (each, a “Put Period”) exceeds the amount which would be permitted to be purchased or cancelled by the Regulatory Agreement or the Company's financing agreements during the applicable Put Period, then the number of Shares requested to be purchased or cancelled by all Plan participants during the applicable Put Period will be reduced on a pro-rata basis by multiplying the number of Shares requested to be purchased or cancelled during the applicable Put Period by the Permitted Share Percentage for the applicable Put Period. The “Permitted Share Percentage” for an applicable Put Period means a percentage represented by a fraction, the numerator of which is (x) the maximum total dollar value which the Company could use to purchase or cancel Shares during the applicable Put Period pursuant to this Section 3(c) without triggering the limitations imposed by this Section 3(c)(i)(E), and the denominator of which is (y) the total dollar value necessary for the Company to purchase or cancel all Shares requested to be purchased or cancelled during the applicable Put Period pursuant to this Section 3(c).

(ii)         Special Purchases. Subject to any limitations contained in the Regulatory Agreement or the Company's financing agreements, at the request of the Participant during the exercise period set forth in Section 3(a), but in no event prior to the earliest of the date of a Change in Control, the date of a Public Offering or the date that is thirty (30) months following the date the Participant ceases to be an employee of the Company and its Affiliates due to death, Disability, resignation or removal without Cause, or, solely with respect to the 2010 Director Award, August 1, 2016, the Company will (A) purchase Shares issued to the Participant in respect of this Option for Fair Market Value as determined by the Committee and the Participant in good faith or (B) except with respect to the 2010 Director Award, in lieu of the Participant's rights under Section 3(b) hereof, cancel the Vested Portion of the Option for Fair Market Value (less the applicable Option Price) as determined by the Committee and the Participant in good faith; provided in any event that such Shares or portion of the Option subject to purchase or cancellation pursuant to this Section 3(c)(ii) were not previously purchased or cancelled pursuant to this Section 3(c). For the avoidance of doubt, the Participant's rights pursuant to this Section 3(c)(ii) are in addition to, and not in lieu or in restriction of, the Participant's rights set forth in Section 3(c)(i).”

2.           Exhibit A to each Option Agreement is hereby amended and restated in its entirety in the form attached hereto as Exhibit A.

3.           Except as amended hereby, each Option Agreement will remain in full force and effect in accordance with its terms.

[Signature page follows]

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Twin River Worldwide Holdings, Inc.

By:	/s/ George Papanier
Name:	George Papanier
Title:	Chief Executive Officer

Agreed and acknowledged:

/s/ Glenn Carlin
Glenn Carlin

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Exhibit A

FORM OF
SECURED PROMISSORY NOTE

[__________ __, ____]

FOR VALUE RECEIVED, [______] (the “Maker”) hereby promises to pay to the order of Twin River Management Group, Inc. (the “Payee”), the principal sum of [_______]1 U.S. DOLLARS ($[___]), together with interest, in each case in the manner described herein. Certain terms used herein are defined below in Section 11.

1.           Payments of Principal. Subject to the acceleration provisions of Section 7, all unpaid principal, fees and accrued and unpaid interest shall be due and payable in full on [________ __, ____]2 (the “Maturity Date”).

2.           Interest. The unpaid principal amount of this Note shall accrue interest on the basis of a 360-day year at [__]3% per annum. Accrued interest shall be payable (a) upon the payment or prepayment of any principal owing under this Note (but only on the principal amount so paid or prepaid), (b) if desired by the Maker, quarterly on the last business day of March, June, September and December of each year (or otherwise any unpaid interest at the end of each such month shall be added to the principal of this Note (thereby compounded quarterly) and payable upon the payment or prepayment of the principal owing under this Note or on the Maturity Date, as applicable) and (c) on the Maturity Date.

3.           Prepayments. The Maker may at any time and from time to time prepay any principal amount of this Note in whole or in part without premium or penalty.

4.           Payment Terms. All payments of principal of, and interest upon, this Note shall be made by the Maker to the Payee in cash in immediately available funds in lawful money of the United States of America, by wire transfer to the bank account designated by the Payee in writing from time to time. If the due date of any payment under this Note would otherwise fall on a day that is not a business day, such due date shall be extended to the next succeeding business day and interest shall be payable on any principal so extended for the period of such extension. Notwithstanding anything to the contrary herein, until the Maker fully satisfies the Obligations, in the event the Payee or any of its subsidiaries or affiliates purchases any Pledged Shares, the Maker shall promptly pay to the Payee (or, to the extent permitted by applicable law, the Payee or its subsidiaries or affiliates may deduct or withhold) all or a portion of the proceeds therefrom to satisfy the Obligations in an amount equal to the total Obligations multiplied by a fraction, the numerator of which is (a) the number of Pledged Shares then being purchased by the Payee or its applicable subsidiary or affiliate, and the denominator of which is (b) the total number of Pledged Shares; provided that in no event shall the Maker be required to pay to the Payee any amount that exceeds the net after-tax proceeds the Maker receives in connection with such purchase. Notwithstanding anything to the contrary herein, until the Maker fully satisfies the Obligations, in the event the Maker receives any cash dividend in respect of any Pledged Shares, the Maker shall promptly pay to the Payee (or, to the extent permitted by applicable law, the Payee or its subsidiaries or affiliates may deduct or withhold) the net after-tax proceeds the Maker receives in connection with such dividend.

1 Insert amount of Note.

2 Insert date five years from date of Note.

3 Interest rate to equal mid-term AFR on closing date (compounded quarterly).

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5.           Security Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of all Obligations, each Pledgor hereby pledges and grants to the Payee a security interest in all of such Pledgors' right, title and interest in the following property, assets and revenues, whether now owned by such Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described in this Section 5 being collectively referred to herein as the “Collateral”):

(a)            all Pledged Shares; and

(b)            all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Pledged Shares, including any amounts paid or owed to the Maker in connection with the Payee's or any of its subsidiaries' or affiliates' purchase of the Pledged Shares.

6.           Events of Default. An “Event of Default” shall exist hereunder if any one or more of the following events shall occur:

(a)            the Maker shall fail (i) to pay any principal or any portion thereof, when due (or) (ii) to pay any interest or any portion thereof, within ten business days the same becomes due; or

(b)            any Pledgor shall fail to perform or observe any term, covenant or agreement to be performed or observed by it contained in Sections 9(a) or (b); or

(c)            any Pledgor shall fail to perform or observe any other covenant or agreement contained herein for ten days after notice thereof; or

(d)            any representation or warranty of any Pledgor made herein or in any accession agreement hereto proves to have been materially incorrect when made or reaffirmed; or

(e)            (i) any Pledgor institutes or consents to any proceeding under any bankruptcy laws relating to it or to all or any part of its property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of any Pledgor, as applicable; or any proceeding under a Debtor Relief Law relating to any Pledgor or to all or any part of its property is instituted without its consent and such proceeding is unstayed, unvacated or undismissed for thirty days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of its property and is not released, vacated or fully bonded within ten days after its issue or levy or (ii) the death of any Pledgor.

7.           Remedies. Upon the occurrence of any Event of Default specified in Section 6(e), the principal amount of this Note together with any interest thereon shall become immediately and automatically due and payable, without presentment, demand, notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Pledgors). Upon the occurrence and during the continuance of any other Event of Default, the Payee may, by written notice to the Maker, declare the principal amount of this Note together with any interest thereon to be due and payable, and the principal amount of this Note together with any such interest shall thereupon immediately become due and payable without presentment, further notice, protest or other requirements of any kind (all of which are hereby expressly waived by the Pledgors). Following any such demand, the Maker shall immediately pay to such holder all amounts due and payable with respect to this Note.

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8.           Maker's Representations and Warranties. The Maker represents and warrants to the Payee that the Maker has the legal capacity to execute, deliver and perform this Note. The Maker owns the Pledged Shares, beneficially and of record, free and clear of any liens or encumbrances. The execution, delivery and performance by the Maker of this Note do not violate any law, or result in a breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any indenture, loan or credit agreement or any other contractual obligation to which the Maker is a party or by which the Maker or any of its property or assets are bound or affected. This Note has been executed and delivered by the Maker and constitutes the legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms.

9.           Covenants. Each Pledgor covenants and agrees as follows:

(a)            Restrictions on Liens. The Pledgors shall not directly or indirectly create, incur, assume or suffer to exist any liens or encumberances against any of the Collateral, except liens or encumbrances hereunder.

(b)           Use of Proceeds. The Maker shall use the proceeds of this Note solely to purchase the Pledged Shares and to pay any accompanying taxes with respect thereto.

(c)            Collateral; Further Assurances. The Pledgors shall cause the Collateral to be subject to a first priority security interest in favor of the Payee, except to the extent waived by the Payee. Without limiting the foregoing, the Pledgors shall do such further acts and things, and execute and deliver such additional instruments, as the Payee may at any time reasonably request in connection with the administration of this Note and the other documents delivered in connection therewith or related to the Collateral or any part thereof.

10.         Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware. Each Pledgor hereby submits to the exclusive jurisdiction of the United States District Court for the District of Rhode Island and of any Rhode Island state court sitting in Providence, Rhode Island, for the purposes of all legal proceedings arising out of or relating to this Note or the transactions contemplated hereby. This Note may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Note. Delivery of an executed counterpart of a signature page to this Note by electronic transmission shall be as effective as delivery of an original executed counterpart of this Note. This Section 10 shall survive the termination of this Note. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

11.         Definitions. The following capitalized terms, when used in this Note, shall have the following meanings:

“Accession Agreement” means an Accession Agreement in substantially the form of Exhibit A.

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“Debtor Relief Law” means the Bankruptcy Reform Act of 1978, codified as 11 U.S.C. §§101 et seq, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Obligations” means, collectively, (a) all obligations of the Maker under this Note to pay principal, fees and interest on this Note, and (b) in the case of the foregoing, including all interest thereon accruing or arising after the commencement of any case under any bankruptcy or insolvency law (whether or not such interest is enforceable, allowed or allowable as a claim in whole or in part in such case).

“Pledged Shares” means the [________]4 shares of common stock of Twin River Worldwide Holdings, Inc. owned by any Pledgor and represented by certificate No(s) [__________________________________________]5 (the “Shares”), together with (a) all certificates representing the Shares and (b) all shares, securities, moneys or other property representing a dividend on or a distribution or return of capital on or in respect of the Shares, or resulting from a split-up, revision, reclassification or other like change of the Shares or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Shares.

“Pledgor” means the Maker and any subsequent Pledgor hereto pursuant to the execution of any Accession Agreement.

12.         Amendments; Notices. This Note may not be changed, modified or terminated orally, but only by an agreement in writing signed by the Maker and the Payee. All notices and other communications in respect of this Note shall be given or made in writing at the address as shall be designated by such party in a notice to the other party. Except as otherwise provided in this Note, all such communications shall be deemed to have been duly given when transmitted by electronic transmission or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

13.         Assignments. The Payee may at any time assign all or a portion of its rights and obligations under this Note without the prior written consent of the Maker. In the event of any such assignment, the Payee and the assignee or assignees may enter into such intercreditor arrangements as they may determine to be necessary or advisable for the purpose of determining voting rights and similar issues hereunder. From and after the effective date specified in each assignment and assumption, the assignee thereunder shall be a party to this Note and, to the extent of the interest assigned by such assignment and assumption, have the rights and obligations of the Payee under this Note, and the Payee shall, to the extent of the interest assigned by such assignment and assumption, be released from its obligations under this Note (and, in the case of an assignment and assumption covering all of the Payee's rights and obligations under this Note, the Payee shall cease to be a party hereto).

4 Insert number of shares held by the Maker.

5 Insert Pledged Share certificate numbers.

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14.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person or entity shall be construed to include such person's or entity's successors and assigns, (c) the words “herein”, “hereof' and “hereunder”, and words of similar import, shall be construed to refer to this Note in its entirety and not to any particular provision hereof, (d) all references herein to Sections and Exhibits shall be construed to refer to Sections or Exhibits of this Note and (e) any reference to any law or regulation herein shall, unless otherwise specified, refer to such law or regulation as amended, supplemented or otherwise modified from time to time.

15.         Accession. The Pledgors and the Payee hereby agree that upon delivery of an executed Accession Agreement to the Payee, the Acceding Party therein shall, without further amendment to this Note, be deemed to be a Pledger hereunder for all purposes and shall be bound to observe all of the provisions of and perform all of the obligations arising under this Note applicable to or binding upon a Pledger. The effectiveness of any such accession shall be subject to the execution and delivery of such Accession Agreement.

16.         Recourse. This Note and the Obligations shall be (a) 50% recourse with respect to the portion of the proceeds of this Note used to purchase the Pledged Shares, (b) non-recourse with respect to the portion of the proceeds of this Note used to pay any accompanying taxes with respect to the purchase of the Pledged Shares and (c) fully recourse with respect to any interest accrued under this Note.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the date first above written.

[____________________]

By:

TWIN RIVER MANAGEMENT GROUP, INC., as the Payee, hereby accepts this Note.

TWIN RIVER MANAGEMENT GROUP, INC.

By:
Name:
Title:

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Exhibit A

FORM OF ACCESSION AGREEMENT

This ACCESSION AGREEMENT (this “Accession Agreement”), dated as of [______ __], [___], is entered into (i) by [______________________] (the “Acceding Party”) and Twin River Management Group, Inc., the Payee, and (ii) pursuant to the Secured Promissory Note dated [______ __], [___] (the “Note”). Capitalized terms used but not defined in herein have the meanings assigned to them in the Note.

WHEREAS, in order to induce, and in consideration for, the Payee agreeing to permit the transfer of the Pledged Shares from the Maker to the Acceding Party, the Acceding Party hereby agrees as follows:

1.           Pursuant to Section 15 of the Note, the Acceding Party hereby accedes to the Note for all purposes with respect thereto and in connection therewith hereby pledges and grants to the Payee a security interest in all of the Acceding Party's right, title and interest in the following property, assets and revenues, whether now owned by the Acceding Party or hereafter acquired and whether now existing or hereafter coming into existence (all of the property, assets and revenues described above being collectively referred to herein as the “Collateral”):

(a)            all Pledged Shares; and

(b)            all proceeds, products, offspring, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Pledged Shares.

2.           Acceding Party's Representations and Warranties. The Acceding Party represents and warrants to the Payee that the Acceding Party has the legal capacity to execute, deliver and perform this Accession Agreement. The Acceding Party owns the Pledged Shares transferred to it on the date hereof, beneficially and of record, free and clear of any liens or encumbrances. The execution, delivery and performance by the Acceding Party of this Accession Agreement do not violate any law, or result in a breach of or default under, or would, with the giving of notice or the lapse of time or both, constitute a breach of or default under, or cause or permit the acceleration of any obligation owed under, any indenture, loan or credit agreement or any other contractual obligation to which the Acceding Party is a party or by which the Acceding Party or any of its property or assets are bound or affected. This Accession Agreement has been executed and delivered by the Acceding Party and constitutes the legal, valid and binding obligation of the Acceding Party enforceable against the Acceding Party in accordance with its terms.

3.           Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc. This Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware. The Acceding Party hereby submits to the exclusive jurisdiction of the United States District Court for the District of Rhode Island and of any Rhode Island state court sitting in Providence, Rhode Island, for the purposes of all legal proceedings arising out of or relating to this Accession Agreement or the transactions contemplated hereby. This Accession Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original and all of which, taken together, shall constitute one and the same Accession Agreement. Delivery of an executed counterpart of a signature page to this Accession Agreement by electronic transmission shall be as effective as delivery of an original executed counterpart of this Accession Agreement. This Section 3 shall survive the termination of this Accession Agreement. EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS ACCESSION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

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IN WITNESS WHEREOF, the Acceding Party has caused this Accession Agreement to be executed as of the date first above written.

[____________________]

By:

TWIN RIVER MANAGEMENT GROUP, INC., as the Payee, hereby accepts this Accession Agreement.

TWIN RIVER MANAGEMENT GROUP, INC.

By:
Name:
Title:

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